Exhibit 99.1

VRINGO ANNOUNCES 2014 THIRD QUARTER RESULTS AND PROVIDES UPDATE ON GLOBAL ENFORCEMENT ACTIONS IN QUARTERLY REPORT

NEW YORK — November 4, 2014 — Vringo, Inc. (NASDAQ: VRNG), a company engaged in the innovation, development and monetization of intellectual property, today announced operating results for the quarter ended September 30, 2014 and filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q.

Operating Results for the Quarter Ended September 30, 2014

▪	As of September 30, 2014, we had approximately $28 million in current assets, including cash, prepaid expenses, and court deposits. We expect the court deposits to be returned in the next 12 months. During 2014, our average monthly cash spent for operating activities is approximately $2.2 million.

▪	Our net loss from continuing operations was approximately $12.4 million for the quarter ended September 30, 2014 (including approximately $2.3 million of net non-cash expenses), mainly attributable to the following:

▪	Operating legal costs of $8.5 million, mainly in connection with ongoing litigations against ZTE Corporation, ASUSTeK Computer, Inc., and certain of their affiliates and customers, and other planned enforcements of our intellectual property. In addition, we incurred expenses during the quarter related to the filing and preparation of the petition for en banc review of the Federal Circuit’s decision in our ongoing litigation against AOL Inc, Google, Inc. et al.

▪	General and administrative, and other expenses of $1.6 million.

▪	Non-cash expenses of $5.1 million mainly related to equity-based compensation costs and amortization of our patents. Also included is a one-time impairment charge of $1.4 million related to certain patents.

▪	Non-cash income of $2.8 million related to the valuation of warrants.

▪	On a per share basis, our total net loss (from both continuing and discontinued operations) was $0.13 per basic share for the quarter ended September 30, 2014, compared to a net loss of $0.13 per basic share for the quarter ended September 30, 2013. Total diluted net loss per share was $0.16 compared to a diluted net loss of $0.13 per share for the quarter ended September 30, 2013.

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of intellectual property and mobile technologies.  Vringo`s intellectual property portfolio consists of over 600 patents and patent applications covering telecom infrastructure, internet search, and mobile technologies.  The patents and patent applications have been developed internally, and acquired from third parties.   For more information, visit: www.vringo.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our inability to license and monetize our patents, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to develop and introduce new products and/or develop new intellectual property; new legislation, regulations or court rulings related to enforcing patents, that could harm our business and operating results; unexpected trends in the mobile phone and telecom infrastructure industries; our inability to raise additional capital to fund our operations and business plan; our inability to maintain the listing of our securities on a major securities exchange; the potential lack of market acceptance of our products; potential competition from other providers and products; our inability to retain key members of our management team; the future success of Infomedia and our ability to receive value from its stock; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K filed on March 10, 2014 with the SEC. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investors and Media:

Cliff Weinstein

Executive Vice President

Vringo, Inc.

646-532-6777

cweinstein@vringoinc.com